Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below shall have the same meaning as terms defined in the Definitive Proxy Statement Relating to Merger or Acquisition (the “Proxy”) filed with the Securities and Exchange Commission (the “SEC”) on October 8, 2020.  Unless the context otherwise requires, the “Company,” “we,” “our,” and “its” refers to Lordstown Motors Corp. (f/k/a DiamondPeak Holdings Corp.) and its subsidiaries after the Closing, “DiamondPeak” refers DiamondPeak Holdings Corp. prior to the Closing, and “Legacy Lordstown” refers to Lordstown EV Corp. (f/k/a Lordstown Motors Corp.) prior to the Closing (which is now our wholly-owned subsidiary).

Introduction

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

DiamondPeak was a blank check company whose purpose is to acquire, through a merger, share exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses. DiamondPeak was incorporated in Delaware on November 13, 2018, as DiamondPeak Holdings Corp. On March 4, 2019, DiamondPeak consummated its Initial Public Offering. Upon the closing of the Initial Public Offering, of 25,000,000 of its units, DiamondPeak generated gross proceeds of $250,000,000 that were placed in a Trust Account and invested in U.S. “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 180 days or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. On March 4, 2019, simultaneously with the consummation of the Initial Public Offering, DiamondPeak completed the private sale of 4,666,667 Private Placement Warrants at a purchase price of $1.50 per warrant to the Sponsor, and certain funds and accounts managed by subsidiaries our anchor investor generating gross proceeds of $7,000,000. On March 18, 2019, DiamondPeak sold an additional 3,000,000 Units at $10.00 per unit and sold an additional 400,000 Private Placement Warrants at $1.50 per private placement warrant, generating total gross proceeds of $30,600,000. Following such closing, an additional $30,000,000 of net proceeds ($10.00 per Unit) was deposited in the Trust Account, resulting in $280,000,000 ($10.00 per Unit) in aggregate deposited into the trust account. DiamondPeak had 24 months from the closing of the IPO (by March 4, 2021) to complete an initial business combination.

Legacy Lordstown is an automotive start-up founded April 30, 2019 in Lordstown, Ohio for the purpose of developing the first electric full-size pickup truck and becoming an original equipment manufacturer (OEM) of electrically powered pick-up trucks and vehicles for fleet customers in pursuit of accelerating the sustainable future and set new standards in industry. Legacy Lordstown is currently in its initial design and testing phase and has yet to bring a completed product to market.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 combines the historical balance sheet of DiamondPeak and the historical balance sheet of Legacy Lordstown on a pro forma basis as if the Business Combination and related Transactions, summarized below, had been consummated on September 30, 2020. The unaudited pro forma combined statements of operations for the year ended December 31, 2019 and condensed combined statement of operations for the nine months ended September 30, 2020, combine the historical statements of operations of DiamondPeak and Legacy Lordstown for such periods on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on April 30, 2019, the beginning of the earliest period presented. The related transactions that are given pro forma effect (the “Related Transactions”) include:

●	the reverse recapitalization between Merger Sub and Legacy Lordstown;
●	the net proceeds from the issuance of Class A common stock in the PIPE Investment; and
●	the issuance and conversion of Convertible Promissory Notes into Class A common stock.

The pro forma condensed combined financial information may not be useful in predicting the future financial condition and results of operations of the post-combination company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with:

●	The accompanying notes to the unaudited pro forma condensed combined financial statements;
●	The unaudited and audited financial statements of DiamondPeak as of and for the nine months ended September 30, 2020, and for the year ended December 31, 2019 contained in the Company’s filings with the SEC;
●	The unaudited and audited financial statements of Legacy Lordstown as of and for the nine months ended September 30, 2020, and for the period ended December 31, 2019 incorporated by reference into or included with the Form 8-K to which this Unaudited Pro Forma Condensed Combined Financial Information is attached; and
●	Other information relating to DiamondPeak and Legacy Lordstown contained the Form 8-K to which this Unaudited Pro Forma Condensed Combined Financial Information is attached and other filings with the SEC, including the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements included therein.

Pursuant to DiamondPeak’s certificate of incorporation, public stockholders were offered the opportunity to redeem, upon the Closing of the Business Combination, shares of DiamondPeak Class A common stock then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing) in the Trust Account. The unaudited condensed combined pro forma financial statements reflect actual redemption of 970 shares of Common Stock at $10.14 per share.

The Business Combination will be accounted for as a reverse recapitalization, in accordance with GAAP. Under this method of accounting, the Company will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of Legacy Lordstown issuing stock for the net assets of DiamondPeak, accompanied by a recapitalization. The net assets of the resulting company will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Legacy Lordstown.

Legacy Lordstown has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

●	Legacy Lordstown has the largest single voting interest block in the post-combination company;
●	Legacy Lordstown had the ability to nominate the majority of the members of the board of directors following the Closing;
●	Legacy Lordstown holds executive management roles for the post-combination company and is responsible for the day-to-day operations;
●	The post-combination company assumed Legacy Lordstown’s name; and
●	The intended strategy of the post-combination company will continue Legacy Lordstown’s current strategy of being a leader in electric vehicle design.

Description of the Business Combination

The aggregate consideration for the Business Combination was $788.7 million, paid in the form of shares of our Class A common stock.

The following summarizes the consideration:

Total shares transferred, inclusive of rollover options	78,867,815
Value per share[1]	10.00
Total Share Consideration[2]	$788,678,150

The following summarizes the pro forma shares of Class A common stock shares outstanding at September 30, 2020 (in thousands):*

	Shares Outstanding	%
Lordstown Shareholders	75,918	46.1%
Convertible Promissory Notes	4,032	2.4%
Total Lordstown Merger Shares	79,950	48.5%
DiamondPeak Public Shares	27,999	17.0%
DiamondPeak Founder Shares	7,000	4.2%
Total DiamondPeak Shares	34,999	21.2%
GM PIPE	7,500	4.5%
PIPE	42,500	25.8%
Total PIPE	50,000	30.3%
Pro Forma Common Stock	164,949	100.0%

* Amounts and percentages exclude all Legacy Lordstown Options (including vested Legacy Lordstown Options) as they were not outstanding common stock at the time of Closing

The following unaudited pro forma condensed combined balance sheet as of September 30, 2020 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and combined statement of operations for the period ended December 31, 2019 are based on the historical financial statements of DiamondPeak and Legacy Lordstown. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

1 Share Consideration is calculated using a $10.00 reference price. The closing share price on the date of consummation of the Business Combination was $20.45. As the Business Combination was accounted for as a reverse recapitalization, the value per share is disclosed for information purposes only in order to indicate the fair value of shares transferred.

2 Total Share Consideration based on the Merger Agreement includes the base purchase price amount of $783.4 million as well as the aggregate exercise price of the Legacy Lordstown Options that have vested or will vest by January 1, 2021 of $5.3 million. This amount does not include Exchanged Options scheduled to vest subsequent to January 1, 2021.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2020

(in thousands)

	As of September 30,2020				As of September 30, 2020
	Lordstown (Historical)	DiamondPeak (Historical)	Pro Forma Adjustments		Pro Forma Combined

ASSETS
Current assets:
Cash and cash equivalents	$19,577	$69	$20,045	A	$695,998
			283,998	B	-
			425,000	C	-
			(2,000)	D	-
			(48,040)	E	-
			2,099	F
			(4,750)	G
Accounts receivable	20				20
Prepaid income taxes		175			175
Prepaid expenses and other current assets	4,794	53	4,750	G	9,597
Total current assets	24,391	297	681,102		705,790
Non-current assets:
Cash and investments held in Trust Account		284,008	(283,998)	B	-
			(10)	H
Property, plant and equipment	21,741	-	23,438	A	45,179
Intangible assets	11,111	-	-		11,111
Restricted cash	130				130
Total non-current assets	32,982	284,008	(260,570)		56,420
TOTAL ASSETS	57,373	284,305	420,532		762,210

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS' EQUITY (DEFICIT)
Accounts payable	22,388	63			22,451
Due to related party	5,938		(5,938)	A	-
Related party notes payable	63,480		(25,579)	A	-
			2,099	F
			(40,000)	J
Accrued and other current liabilities	9,896	2,140	(10,235)	E	1,677
			195	I
			(319)	J
Total current liabilities	101,702	2,203	(79,777)		24,128
Non-current liabilities:
Notes Payable	1,015				1,015
Deferred underwriting commissions		9,800	(9,800)	D	-
Total non-current liabilities	1,015	9,800	(9,800)		1,015
Total liabilities	102,717	12,003	(89,577)		25,143

Commitment and Contingencies
Temporary equity:
Class A Common stock subject to possible redemption		267,302	(10)	H	-
			(267,292)	K
Stockholders' equity (deficit):
Preferred stock	-	-			-
Class A Common stock	-	-	4	C	16
			3	K
			8	L
			1	M
Class B Common stock	-	1	(1)	M
Additional paid-in capital	27,366	4,395	75,000	A	822,339
			424,996	C
			7,800	D
			(36,507)	E
			40,319	J
			267,289	K
			(8)	L
			604	N
			11,085	O
Retained earnings (deficit)	(72,710)	604	(1,298)	E	(85,288)
			(195)	I
			(604)	N
			(11,085)	O
Total stockholders’ equity (deficit)	(45,344)	5,000	777,411		737,067
TOTAL LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS' DEFICIT	57,373	284,305	420,532		762,210

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020

(in thousands, except share and per share data)

	For the Nine Months Ended September 30, 2020				For the Nine Months Ended September 30, 2020
	Lordstown (Historical)	DiamondPeak (Historical)		Pro Forma Adjustments		Pro Forma Combined
Revenue:
Revenue	$-	$-		$-		$-
Operating costs and expenses:
Selling, administrative and other	17,981	3,279		(90)	AA	10,935
				(10,235)	BB
Research and development	45,946	-		-		45,946
Total operating costs and expenses	63,927	3,279		(10,325)		56,811
Gain on sale of assets	2,346					2,346
Loss from operations	(61,581)	(3,279)		10,325		(54,535)
Other income (expense):
Other income (expense)	163					163
Interest expense	(901)			582	CC	(319)
Other income - Interest income on Trust Account		1,060		(1,060)	DD	-
Total other income (expense)	(738)	1,060		(478)		(156)
Net income (loss) before income tax provision	(62,319)	(2,219)		9,847		(54,691)
Income tax provision	-	191		(191)	EE	-
Net income (loss)	(62,319)	(2,410)		10,038		(54,691)

Weighted Common shares outstanding - Class A		28,000,000				164,948,923

Basic and diluted net income (loss) per share - Class A		$0.03	$			$(0.33)

Weighted Common shares outstanding - Class B		7,000,000				-

Basic and diluted net income (loss) per share - Class B		$(0.45)	$			$-

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR YEAR ENDED DECEMBER 31, 2019

(in thousands, except share and per share data)

	For the Year ended December 31, 2019				For the Year ended December 31, 2019
	Lordstown (Historical)	DiamondPeak (Historical)	Pro Forma Adjustments		Pro Forma Combined
Revenue:
Revenue	$-	$-	$-		$-
Operating costs and expenses:
General and administrative	4,526	619	(100)	AA	5,045
Research and development	5,865	-	-		5,865
Total operating costs and expenses	10,391	619	(100)		10,910
Loss from operations	(10,391)	(619)	100		(10,910)
Other income (expense):
Interest expense	-		-		-
Other income - Interest income on Trust Account		4,548	(4,548)	DD	-
Total other income (expense)	-	4,548	(4,548)		-
Net income (loss) before income tax provision	(10,391)	3,929	(4,448)		(10,910)
Income tax provision	-	913	(913)	EE	-
Net income (loss)	(10,391)	3,016	(3,535)		(10,910)

Weighted Common shares outstanding - Class A		27,860,927			164,948,923

Basic and diluted net income (loss) per share - Class A		$0.12			$(0.07)

Weighted Common shares outstanding - Class B		7,000,000			-

Basic and diluted net loss per share - Class B		$(0.06)			$-

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

1.   Basis of Presentation

The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, DiamondPeak will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of Legacy Lordstown issuing stock for the net assets of the Company, accompanied by a recapitalization. The net assets of DiamondPeak are be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Legacy Lordstown.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 assumes that the Business Combination occurred on September 30, 2020. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and the year ended December 31, 2019 present pro forma effect to the Business Combination as if it had been completed on April 30, 2019. These periods are presented on the basis of Legacy Lordstown as the accounting acquirer.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 has been prepared using, and should be read in conjunction with, the following:

●	DiamondPeak’s unaudited condensed balance sheet as of September 30, 2020 and the related notes for the period ended September 30, 2020 contained in the Company’s filings with the SEC; and
●	Lordstown’s unaudited condensed balance sheet as of September 30, 2020 and the related notes for the period ended September 30, 2020 included with the Form 8-K to which this Unaudited Pro Forma Condensed Combined Financial Information is attached.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2020 has been prepared using, and should be read in conjunction with, the following:

●	DiamondPeak’s unaudited condensed statement of operations for the nine months ended September 30, 2020 and the related notes contained in the Company’s filings with the SEC; and
●	Lordstown’s unaudited condensed statement of operations for the nine months ended September 30, 2020 and the related notes included with the Form 8-K to which this Unaudited Pro Forma Condensed Combined Financial Information is attached

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 has been prepared using, and should be read in conjunction with, the following:

●	DiamondPeak’s audited statement of operations for the twelve months ended December 31, 2019 and the related notes contained in the Company’s filings with the SEC; and
●	Lordstown’s audited statement of operations for the period from April 30, 2019 to December 31, 2019 and the related notes incorporated by reference into the Form 8-K to which this Unaudited Pro Forma Condensed Combined Financial Information is attached.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that we believe are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. We believe that our assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of DiamondPeak and Legacy Lordstown.

2.   Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are (1) directly attributable to the Business Combination, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the results of the post-combination company. Legacy Lordstown and DiamondPeak did not have any historical relationship prior to the business combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of the post-combination company’s shares outstanding, assuming the Business Combination occurred on April 30, 2019.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2020 are as follows:

(A)	Represents proceeds and payment-in-kind contributions from the PIPE Investment by GM for 7.5 million shares of Class A common stock. In exchange for the equity value of $75.0 million, GM provided permits required to operate the Lordstown Complex, with a value of approximately $23.4 million, as well as settlement of the $20.6 GM Deferred Purchase Price Obligation (as defined below), the $5.9 million owed to GM for reimbursable operating expenses related to the Lordstown Complex, and the outstanding $5.0 million drawn upon the GM Promissory Note (as defined below). The remainder of the contribution was in cash upon Closing.
(B)	Reflects the reclassification of $284.0 million of marketable securities held in the DiamondPeak’s Trust Account at the balance sheet date that became available to fund the Business Combination.
(C)	Represents the net proceeds from the private placement of 42.5 million shares of common stock at $10.00 per share pursuant to the PIPE Investment.

(D)	Reflects the settlement of $9.8 million deferred underwriters’ fees. The Company and the underwriters’ agreed to reduce the deferred underwriters’ fee to $2.0 million, which was paid at the Closing.
(E)	Represents transaction costs of $48.0 million, in addition to the deferred underwriting fees noted above, anticipated in consummating the Business Combination. Of this amount shown, approximately $10.2 million of the amount was incurred or accrued for on the balance sheet as of September 30, 2020 and is reflected as a reduction against accrued and other current liabilities. Approximately $36.5 million of the amount relates to equity issuance and is reflected as a reduction against proceeds in proceeds in additional paid-in capital. The remaining amount of $1.3 million is reflected within retained earnings.
(F)	Represents the gross issuance of $2.1 million of Convertible Promissory Notes issued subsequent to September 30, 2020 and converted at Closing.
(G)	Represents an upfront royalty payment to Workhorse Group in the amount of $4.8 million which was contingent upon the Closing of the Business Combination. The $4.8 million adjustment considers the future economic benefit of this payment through reduction of future royalties paid to Workhorse Group on completed sales.
(H)	Represents the actual redemption of 970 shares of the Class A common stock at $10.14 per share.
(I)	Represents the accrual of interest on the Convertible Promissory Notes from September 30, 2020 through the date of the Business Combination.
(J)	Represents the conversion of the Convertible Promissory Notes upon the Closing of the Business Combination, causing a conversion of the outstanding principal amount and unpaid accrued interest into Class A common stock. The Convertible Promissory Notes were issued in August 2020 and converted at the Closing.
(K)	Reflects the reclassification of approximately $267.3 million of Class A common stock subject to possible redemption to permanent equity.
(L)	Represents recapitalization of Legacy Lordstown equity and issuance of 75.9 million shares of Class A common stock to stockholders of Legacy Lordstown as consideration for the reverse recapitalization.
(M)	Reflects the conversion of DiamondPeak’s Class B common stock held by DiamondPeak’s founders to Class A common stock. In connection with the Closing, all shares of Class B common stock were converted into shares of Class A common stock.
(N)	Reflects the reclassification of DiamondPeak’s historical retained earnings.
(O)	Reflects the issuance of the BGL Warrants in satisfaction of services provided in conjunction with the Business Combination for $11.1 million. The value of the BGL Warrants is estimated using the market value of the Public Warrants (with which the terms for these BGL Warrants are substantially consistent) as of October 23, 2020.

Adjustments to Unaudited Pro Forma Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the nine months ended September  30, 2020 and year ended December 31, 2019 are as follows:

(AA)	Reflects elimination of administrative expenses incurred by DiamondPeak associated with a management and administrative agreement that terminated in conjunction with the Business Combination.

(BB)	Reflects the elimination of transaction related costs incurred by DiamondPeak and Legacy Lordstown through September 30, 2020.
(CC)	Reflects the elimination of historic interest expense on the related party notes payable to GM.
(DD)	Reflects elimination of investment income on the Trust Account.
(EE)	Reflects elimination of income tax expense as a result of the elimination of income statement adjustments.

3.   Loss per Share

Net loss per share is calculated using the historical weighted average shares of Class A common stock outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since April 30, 2019. As the Business Combination and Related Transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes that the shares issued in connection with the Business Combination have been outstanding for the entirety of all periods presented.

	For the Nine Months Ended September 30, 2020	For the Year ended December 31, 2019
(in thousands, except per share data)
Pro forma net loss	(54,691)	(10,910)

Weighted average shares outstanding of Class A common stock	164,948,923	164,948,923

Net loss per share (Basic and Diluted) attributable to Class A common stockholders (1)	$(0.33)	$(0.07)
(1)	As the Company had a net loss on a pro forma combined basis, the BGL Warrants, Exchanged Options, and outstanding Public Warrants sold in the Initial Public Offering and Private Placement Warrants had no impact to diluted net loss per share as they are considered anti-dilutive